As filed with the Securities and Exchange Commission on December 12, 1997
                                                    Registration No. 333-


                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                      -----------------------------

                                 FORM S-8
                          REGISTRATION STATEMENT
                                  Under
                        The Securities Act of 1933
                      -----------------------------

                      LASALLE PARTNERS INCORPORATED
          (Exact name of registrant as specified in its charter)
                      -----------------------------
             MARYLAND                                 36-4150422
    (State of incorporation)          I.R.S. employer identification number)

                         200 EAST RANDOLPH DRIVE
                         CHICAGO, ILLINOIS 60601
           (Address of principal executive offices) (Zip code)

        LASALLE PARTNERS INCORPORATED EMPLOYEE STOCK PURCHASE PLAN LASALLE PARTNERS INCORPORATED 1997 STOCK AWARD AND INCENTIVE PLAN
         LASALLE PARTNERS INCORPORATED STOCK COMPENSATION PROGRAM
                        (FULL TITLE OF THE PLANS)

                           WILLIAM E. SULLIVAN
                         EXECUTIVE VICE PRESIDENT
                      LASALLE PARTNERS INCORPORATED
                         200 EAST RANDOLPH DRIVE
                         CHICAGO, ILLINOIS 60601
                              (312) 782-5800
        (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                          OF AGENT FOR SERVICE)
                      -----------------------------


                             WITH COPIES TO:

          ROBERT K. HAGAN                   CHARLES W. MULANEY, JR., ESQ.
        FRITZ E. FREIDINGER                     RODD M. SCHREIBER, ESQ.
         HAGAN & ASSOCIATES              SKADDEN, ARPS, SLATE, MEAGHER & FLOM
  200 EAST RANDOLPH DRIVE, SUITE 4322                 (ILLINOIS)
       CHICAGO, ILLINOIS 60601                   333 WEST WACKER DRIVE
          (312) 228-2050                       CHICAGO, ILLINOIS  60606
                                                   (312) 407-0700
                        -----------------------------


                                          CALCULATION OF REGISTRATION FEE
=================================================================================================
                                              Proposed Maximum  Proposed Maximum      Amount of
      Title of Securities      Amount to be    Offering Price  Aggregate Offering   Registration
       to be Registered         Registered    per Share (1)(2)      Price (2)          Fee (3)
-------------------------------------------------------------------------------------------------
    Common Stock,              2,965,000 (4)      $32.00            $94,880,000        $27,989.60
    par value $.01 per share
=================================================================================================

(1) In accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee, the maximum offering price per share is based on the average of the high and low sale prices for a share of Common Stock on the Composite Tape of the New York Stock Exchange on December 10, 1997.
(2) Estimated solely for the purpose of calculating the registration fee.
(3) The registration fee has been calculated pursuant to Section 6(b) of the Securities Act.
(4) Includes 250,000 shares of Common Stock under the LaSalle Partners Incorporated Employee Stock Purchase Plan (the "Employee Stock Purchase Plan"), 2,215,000 shares of Common Stock under the LaSalle Partners Incorporated 1997 Stock Award and Incentive Plan (the
    "Stock Incentive Plan") and 500,000 shares of Common Stock under the LaSalle Partners Incorporated Stock Compensation Program, plus such additional number of shares of Common Stock as may be issuable to prevent dilution under such plans.




                                  PART I

           INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.        PLAN INFORMATION.*

ITEM 2.        REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

               * Information required by Part I to be contained in the
Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Introductory Note to Part I of Form S-8.


                                 PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

        The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, LaSalle Partners Incorporated, a Maryland corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:

        (1) Each of the Company's prospectuses, dated July 17, 1997, which were filed with the Commission on July 18, 1997, pursuant to Rule 424(b) under the Securities Act and which constitute a part of the Company's registration statement on Form S-1 (Registration No. 333-25741) (the "S-1 Prospectuses").

        (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1997 and September 30, 1997.

        (3) The Company's Current Report on Form 8-K, dated September 16, 1997 (filed September 18, 1997).

        (4) The description of the Common Stock contained in the S-1 Prospectuses under "Description of Capital Stock," which is also incorporated by reference in the Company's registration statement on Form 8-A, dated June 27, 1997, which was filed with the Commission pursuant to
Section 12(b) of the Exchange Act.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.        DESCRIPTION OF SECURITIES.

        Not applicable.


ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Company's Articles of Restatement and Amendment (the "Restated Articles of Incorpora tion") contain provisions which eliminate the personal liability of a director or officer to the Company and its stockholders for breaches of fiduciary duty to the fullest extent provided by law. Under Maryland law, however, these provisions do not eliminate or limit the personal liability of a director or officer (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit or (ii) if a judgment or other final adjudication is entered in a proceeding based on a finding that the directors' or officers' action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in such proceeding.

        The Restated Articles of Incorporation and the Company's Amended and Restated Bylaws provide that the Company shall indemnify and advance expenses to its directors and officers to the fullest extent permitted by the Maryland General Corporation Law (the "MGCL"). The MGCL provides that a corporation may indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that (i) the act or omission of the director was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, or (ii) the director actually received an improper personal benefit in money, property or services, or
(iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. The statute permits Maryland corporations to indemnify their officers, employees or agents to the same extent as its directors and to such further extent as is consistent with law.

        The Company has obtained directors' and officers' liability insurance ("D&O Insurance"). In addition, the Company has entered into an indemnification agreement with each of its directors and certain officers of the Company. The D&O Insurance and the indemnification agreements will insure the Company's officers and directors against certain liabilities, including liabilities under the securities laws. The indemnification agreements will indemnify and advance expenses to the Company's directors and officers to the fullest extent permitted by the MGCL.

        The Stock Incentive Plan and the Employee Stock Purchase Plan each specifically provide that no member of the Board of Directors of the Company or of the committee established by the Board to administer such respective plan shall be liable for any action taken or determination made in good faith with respect to such respective plan.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8.        EXHIBITS.

        A list of exhibits is set forth on the Exhibit Index which immediately precedes the exhibits and which is incorporated by reference herein.

ITEM 9.        UNDERTAKINGS.

        The undersigned registrant hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (1) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                      (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1) and (a)(2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (d) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdic tion the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement has been signed on its behalf by the undersigned, thereunto duly authorized in the City of Chicago, State of Illinois, on this 12th day of December, 1997.

                                LASALLE PARTNERS INCORPORATED


                                By: /s/ Stuart L. Scott
                                    _______________________________
                                       Stuart L. Scott
                                       Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 12th day of December, 1997.

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stuart L. Scott, Robert
C. Spoerri, William E. Sullivan, Robert C. Hagan and Fritz E. Freidinger his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         SIGNATURE                       TITLE

/s/ Stuart L. Scott
___________________________           Chairman of the Board of Directors,
Stuart L. Scott                         Chief Executive Officer and Director
                                        (Principal Executive Officer)

/s/ Robert C. Spoerri
___________________________           President, Chief Operating Officer
Robert C. Spoerri                       and Director

/s/ William E. Sullivan
___________________________           Executive Vice President, Chief
William E. Sullivan                     Financial Officer and Director
                                        (Principal Financial Officer and
                                        Principal Accounting Officer)

/s/ Daniel W. Cummings
___________________________           Co-President - LaSalle Advisors
Daniel W. Cummings                      Capital Management, Inc. and
                                        Director

/s/ Charles K. Esler
___________________________           President and Chief Executive
Charles K. Esler                        Officer - LaSalle Partners
                                        Management Services, Inc. and
                                        Director

/s/ Lizanne Galbreath
___________________________           Chairman - LaSalle Partners
Lizanne Galbreath                       Management Services, Inc. and
                                        Director

/s/ M. G. Rose
___________________________           President, Tenant Representation
M. G. Rose                              Division - LaSalle Partners
                                        Corporate & Financial Services, Inc.
                                        and Director

/s/ Lynn C. Thurber
___________________________           Co-President - LaSalle Advisors
Lynn C. Thurber                         Capital Management, Inc. and
                                        Director

/s/ Earl E. Webb
___________________________           Managing Director, Investment
Earl E. Webb                            Banking Division - LaSalle Partners
                                        Corporate & Financial Services,
                                        Inc. and Director

/s/ Darryl Hartley-Leonard
___________________________           Director
Darryl Hartley-Leonard

/s/ Thomas C. Theobald
___________________________           Director
Thomas C. Theobald

/s/ John R. Walter
___________________________           Director
John R. Walter





                              EXHIBIT INDEX



Exhibit No.    Description of Exhibit

4.1 Articles of Amendment and Restatement of the Company (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997).

4.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Quarterly Re port on Form 10-Q for the quarter ended June 30, 1997).

4.3 Form of certificate representing shares of Common Stock (incorporated by reference to Exhibit 4.01 to the Company's Registration Statement on Form S-1 (Registration No. 333-25741)).

5.1            Opinion and consent of Skadden, Arps, Slate, Meagher &
               Flom (Illinois).

5.2            Opinion and consent of Piper & Marbury L.L.P.

23.1           Consent of KPMG Peat Marwick LLP, independent auditors.

23.2           Consent of Deloitte & Touche LLP, independent auditors.

23.3 Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois) (included in Exhibit 5.1).

23.4           Consent of Piper & Marbury L.L.P. (included in Exhibit
               5.2).

24.1           Power of Attorney (included on the signature page hereto).

99.1           LaSalle Partners Incorporated Employee Stock Purchase Plan.


99.2 LaSalle Partners Incorporated 1997 Stock Award and Incen tive Plan.

99.3           LaSalle Partners Incorporated Stock Compensation Program.